UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2024

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

As previously disclosed, on March 15, 2024, Workhorse Group Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor”) under which the Company agreed to issue and sell, in one or more registered public offerings by the Company directly to the Investor, (i) senior secured convertible notes for up to an aggregate principal amount of $139,000,000 (the “Notes”) that will be convertible into shares of the Company’s common stock, par value of $0.001 per share (the “Common Stock”) and (ii) warrants (the “Warrants”) to purchase shares of Common Stock in multiple tranches over a period beginning on March 15, 2024. Pursuant to the Securities Purchase Agreement, on July 18, 2024, the Company issued and sold to the Investor a (i) Note in the original principal amount of $4,000,000 (the “Third Additional Note”) and (ii) Warrant to purchase up to 2,715,777 shares of Common Stock (the “Third Additional Warrant”). Refer to the Company’s Current Report on Form 8-K filed on March 15, 2024 for additional information related to the Securities Purchase Agreement, the Notes, and the Warrants. The Third Additional Note was issued pursuant to the Company’s Indenture between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), dated December 27, 2023 (the “Base Indenture”), and a Fifth Supplemental Indenture, dated July 18, 2024, entered into between the Company and the Trustee (together with the Base Indenture, the “Indenture”).

As previously disclosed, the Company has issued and sold to the Investor (i) Notes in aggregate original principal amount of $22,285,714 (the “Prior Notes”) and (ii) Warrants to purchase up to 5,487,198 shares of Common Stock (the “Prior Warrants”) pursuant to the Securities Purchase Agreement (following adjustment in connection with the Company’s 1-for-20 reverse stock split, which became effective on June 17, 2024). As of July 17, 2024, $5,600,000 aggregate principal amount remains outstanding under the Notes, and no shares have been issued pursuant to the Warrants. Upon our filing of one or more additional prospectus supplements, and our satisfaction of certain other conditions, the Securities Purchase Agreement contemplates additional closings of up to $112,714,286 in aggregate principal amount of additional Notes and a corresponding Warrant pursuant to the Securities Purchase Agreement as further described in our Current Report on Form 8-K filed on March 15, 2024. The description of the Securities Purchase Agreement, form of Note, form of Warrant, Indenture, Security Agreement and Subsidiary Guarantee contained therein is hereby incorporated by reference herein in its entirety.

No Note may be converted and no Warrant may be exercised to the extent that such conversion or exercise would cause the then holder of such Note or Warrant to become the beneficial owner of more than 4.99%, or, at the option of such holder, 9.99% of the Company’s then outstanding Common Stock, after giving effect to such conversion or exercise (the “Beneficial Ownership Cap”).

Notes

Like the Prior Notes, the Third Additional Note was issued with original issue discount of 12.5%, resulting in $3,500,000 of proceeds to the Company before fees and expenses. The Third Additional Note is a senior, secured obligation of the Company, ranking senior to all other unsecured indebtedness, subject to certain limitations and is unconditionally guaranteed by each of the Company’s subsidiaries, pursuant to the terms of a certain security agreement and subsidiary guarantee.

Like the Prior Notes, the Third Additional Note bears interest at a rate of 9.0% per annum, payable in arrears on the first trading day of each calendar quarter, at the Company’s option, either in cash or in-kind by compounding and becoming additional principal. Upon the occurrence and during the continuance of an event of default, the interest rate will increase to 18.0% per annum. Unless earlier converted or redeemed, the Third Additional Note will mature on the one-year anniversary of the date hereof, subject to extension at the option of the holders in certain circumstances as provided in the Third Additional Note.

Like the Prior Notes, all amounts due under the Third Additional Note are convertible at any time, in whole or in part, and subject to the Beneficial Ownership Cap, at the option of the holders into shares of Common Stock at a conversion price equal to the lower of $1.1783 (the “Reference Price”) or (b) the greater of (x) $0.3708 (the “Floor Price”) and (y) 87.5% of the volume weighted average price of the Common Stock during the ten trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, as elected by the converting holder. The Reference Price and Floor Price are subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar event. The Reference Price is also subject to full-ratchet adjustment in connection with a subsequent offering at a per share price less than the Reference Price then in effect. Subject to the rules and regulations of Nasdaq, we have the right, at any time, with the written consent of the Investor, to lower the reference price to any amount and for any period of time deemed appropriate by our board of directors. Upon the satisfaction of certain conditions, we may prepay the Third Additional Note upon 15 business days’ written notice by paying an amount equal to the greater of (i) the face value of the Third Additional Note at premium of 25% (or 75% premium, during the occurrence and continuance of an event of default, or in the event certain redemption conditions are not satisfied) and (ii) the equity value of the shares of Common Stock underlying the Third Additional Note. The equity value of the Common Stock underlying the Third Additional Note is calculated using the two greatest volume weighted average prices of our Common Stock during the period immediately preceding the date of such redemption and ending on the date we make the required payment.

Like the Prior Notes, the Third Additional Note contains customary affirmative and negative covenants, including certain limitations on debt, liens, restricted payments, asset transfers, changes in the business and transactions with affiliates. It also requires the Company to maintain minimum liquidity on the last day of each fiscal quarter in the amount of either (i) $1,500,000 if the sale leaseback transaction of Company’s manufacturing facility in Union City, Indiana (the “Sale Leaseback”) has not been consummated and (ii) $4,000,000 if the Sale Leaseback has been consummated, subject to certain conditions. The Third Additional Note also contains customary events of default.

Under certain circumstances, including a change of control, the holder may cause us to redeem all or a portion of the then-outstanding amount of principal and interest on the Third Additional Note in cash at the greater of (i) the face value of the amount of the Third Additional Note to be redeemed at a 25% premium (or at a 75% premium, if certain redemption conditions are not satisfied or during the occurrence and continuance of an event of default), (ii) the equity value of our Common Stock underlying such amount of the Third Additional Note to be redeemed and (iii) the equity value of the change of control consideration payable to the holder of our Common Stock underlying the Third Additional Note.

In addition, during an event of default, the holder may require us to redeem in cash all, or any portion, of the Third Additional Note at the greater of (i) the face value of our Common Stock underlying the Third Additional Note at a 75% premium and (ii) the equity value of our Common Stock underlying the Third Additional Note. In addition, during a bankruptcy event of default, we shall immediately redeem in cash all amounts due under the Third Additional Note at a 75% premium unless the holder of the Third Additional Note waives such right to receive payment. Further, upon the sale of certain assets, the holder may cause a redemption at a premium, including upon consummation of the Sale Leaseback if the redemption conditions are not satisfied. The Third Additional Note also provides for purchase and participation rights in the event of a dividend or other purchase right being granted to the holders of Common Stock.

Warrants

The exercise price per share of Common Stock under the Third Additional Warrant is $2.9260. Like the Prior Warrants, the Third Additional Warrant is immediately exercisable for a period of 10 years following its issuance date.

Like the Prior Warrants, the Investor has a purchase right that allows the Investor to participate in transactions in which the Company issues or sells certain securities or other property to holders of Common Stock, allowing the Investor to acquire, on the terms and conditions applicable to such purchase rights, the aggregate purchase rights which the Investor would have been able to acquire if the Investor held the number of shares of Common Stock acquirable upon exercise of the Third Additional Warrant.

In the event of a Fundamental Transaction (as defined in the Third Additional Warrant) that is not a change of control or corporate event as described in the Third Additional Warrant, the surviving entity would be required to assume the Company’s obligations under the Third Additional Warrant. In addition, if the Company engages in certain transactions that result in the holders of the Common Stock receiving consideration, a holder of the Third Additional Warrant will have the option to either (i) exercise the Third Additional Warrant prior to the consummation of such transaction and receive the consideration to be issued or distributed in connection with such transaction or (ii) cause the Company to repurchase the Third Additional Warrant for its then Black Scholes Value (as defined in the Third Additional Warrant).

The issuance of the Third Additional Note, Third Additional Warrant and the shares of Common Stock issuable upon conversion or exercise, as the case may, have been registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-273357) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as further supplemented by a prospectus supplement filed on July 18, 2024.

The description of the terms and conditions of the Securities Purchase Agreement, the Note, the Warrant and the Base Indenture do not purport to be complete and is qualified in its entirety by the full text of Securities Purchase Agreement, the Note, the Warrant and the Base Indenture, which are filed as exhibits to the Company’s Current Report on Form 8-K filed on March 15, 2024.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s reports filed with the Securities and Exchange Commission.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	Fifth Supplemental Indenture.
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: July 18, 2024	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	General Counsel, Chief Compliance Officer and Secretary

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